                                                                    EXHIBIT 99.5

                             IMMERSION CORPORATION

                         NONSTATUTORY STOCK OPTION PLAN
                           AND STOCK OPTION AGREEMENT


        THIS NONSTATUTORY STOCK OPTION PLAN (the "PLAN") was adopted by the Board of Directors of Immersion Corporation on October 22, 2000, and this STOCK OPTION AGREEMENT (the "OPTION AGREEMENT") is made and entered into as of October 22, 2000, by and between Immersion Corporation and Robert G. O'Malley (the "OPTIONEE").


        Under the Plan an option (the "OPTION") to purchase a total of 500,000 shares of the Common Stock, Par value $0.001 per share, (the "Stock") may be granted to the Optionee. The Company has granted to the Optionee pursuant to the Plan an option to purchase shares of Stock, upon the terms and conditions set forth in this Option Agreement.

        1. DEFINITIONS AND CONSTRUCTION.


             1.1. DEFINITIONS. Whenever used herein, the following terms shall have their respective meanings set forth below:


                    (a) "AFFILIATE" means a parent or subsidiary corporation as defined in Sections 424(e) and (f), respectively of the Internal Revenue Code of 1986, as amended.


                    (b) "DATE OF OPTION GRANT" means October 22, 2000.


                    (c) "NUMBER OF OPTION SHARES" means 500,000 shares of Stock, as adjusted from time to time pursuant to Section 9.


                    (d) "EXERCISE PRICE" means $9.00 per share of Stock, as adjusted from time to time pursuant to Section 9.


                    (e) "INITIAL VESTING DATE" means the date occurring one (1) year after the Date of Option Grant.


                    (f) "VESTED RATIO" means, on any relevant date, the ratio determined as follows:


                                                      Vested Ratio
                                                      ------------
Prior to Initial Vesting Date                              0

On Initial Vesting Date, provided the Optionee's
Service has not terminated prior to such date             1/4

                    Plus

                    For each full month of the Optionee's        1/48
                    continuous Service from the Initial
                    Vesting Date until the Vested Ratio
                    equals 1/1, an additional

                    (g) "OPTION EXPIRATION DATE" means the date 10 years after the Date of Option Grant.


                    (h) "COMPANY" means Immersion Corporation, a Delaware corporation, and any Affiliate or any successor corporation thereto.


                    (i) "DISABILITY" means the inability of the Optionee, in the opinion of a qualified physician acceptable to the Company, to perform the major duties of the Optionee's position with the Company because of the sickness or injury of the Optionee.


                    (j) "SECURITIES ACT" means the Securities Act of 1933, as amended.


                    (k) "SERVICE" means the Optionee's employment or service with the Company. Optionee's Service shall not be deemed to have terminated merely because of a change in the capacity in which the Optionee renders Service to the Company or a change in the Company for which the Optionee renders such Service, provided that there is no interruption or termination of the Optionee's Service. Furthermore, the Optionee's Service with the Company shall not be deemed to have terminated if the Optionee takes any military leave, sick leave, or other bona fide leave of absence approved by the Company; provided, however, that if any such leave exceeds 90 days, the Optionee's Service shall be deemed to have terminated on the 91st day of such leave unless the Optionee's right to return to Service with the Company is guaranteed by statute or contract. Notwithstanding the foregoing, unless otherwise designated by the Company or required by law, a leave of absence shall not be treated as Service for purposes of determining the Optionee's Vested Ratio. The Optionee's Service shall be deemed to have terminated either upon an actual termination of Service or upon the corporation for which the Optionee performs Service ceasing to be a Company. Subject to the foregoing, the Company, in its sole discretion, shall determine whether the Optionee's Service has terminated and the effective date of such termination.


             1.2. CONSTRUCTION. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of this Option Agreement. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term "or" is not intended to be exclusive, unless the context clearly requires otherwise.


        2. TAX STATUS OF OPTION. This Option is intended to be a Nonstatutory Stock Option and shall not be treated as an Incentive Stock Option within the meaning of Section 422(b) of the Code.


        3. ADMINISTRATION. All questions of interpretation concerning the Option Agreement shall be determined by the Board or a duly appointed Committee of the Board authorized to administer and interpret the Plan and the Option (the Board or such Committee, as the case may be, being referred to as the "Administrator"). All determinations by the Administrator shall be final and binding upon all persons having an interest in the Option. Any officer of the Company, other than the Optionee, shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Company herein, provided the officer has apparent authority with respect to such matter, right, obligation, or election.



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

        4. EXERCISE OF THE OPTION.


             4.1. RIGHT TO EXERCISE. Except as otherwise provided herein, the Option shall be exercisable on and after the Initial Vesting Date and prior to the termination of the Option (as provided in Section 6) in an amount not to exceed the Number of Option Shares multiplied by the Vested Ratio less the number of shares previously acquired upon exercise of the Option. In no event shall the Option be exercisable for more shares than the number of Option Shares.


             4.2. METHOD OF EXERCISE. Exercise of the Option shall be by written notice to the Company which must state the election to exercise the Option, the number of whole shares of Stock for which the Option is being exercised and such other representations and agreements as to the Optionee's investment intent with respect to such shares as may be required pursuant to the provisions of this Option Agreement. The written notice must be signed by the Optionee and must be delivered in person, by certified or registered mail, return receipt requested, by confirmed facsimile transmission, or by such other means as the Company may permit, to the Chief Financial Officer of the Company, or other authorized representative of the Company, prior to the termination of the Option as set forth in Section 6, accompanied by (i) full payment of the aggregate Exercise Price for the number of shares of Stock being purchased and (ii) an executed copy, if required herein, of the then current forms of escrow and security agreement referenced below. The Option shall be deemed to be exercised upon receipt by the Company of such written notice, the aggregate Exercise Price, and, if required by the Company, such executed agreements.


             4.3. PAYMENT OF EXERCISE PRICE.


                    (a) FORMS OF CONSIDERATION AUTHORIZED. Except as otherwise provided below, payment of the aggregate Exercise Price for the number of shares of Stock for which the Option is being exercised shall be made (i) in cash, by check, or cash equivalent, (ii) by tender to the Company of whole shares of Stock owned by the Optionee having a Fair Market Value (as determined by the Company without regard to any restrictions on transferability applicable to such stock by reason of federal or state securities laws or agreements with an underwriter for the Company) not less than the aggregate Exercise Price, (iii) by means of a Cashless Exercise, as defined in Section 4.3(c), (iv) in the Company's sole discretion at the time the Option is exercised, by the Optionee's recourse promissory note for the aggregate Exercise Price, or (v) by any combination of the foregoing.


                    (b) TENDER OF STOCK. Notwithstanding the foregoing, the Option may not be exercised by tender to the Company of shares of Stock to the extent such tender of Stock would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company's stock.


                    (c) CASHLESS EXERCISE. A "CASHLESS EXERCISE" means the assignment in a form acceptable to the Company of the proceeds of a sale or loan with respect to some or all of the shares of Stock acquired upon the exercise of the Option pursuant to a program or procedure approved by the Company (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System). The Company reserves, at any and all times, the right, in the Company's sole and absolute discretion, to decline to approve or terminate any such program or procedure.


                    (d) PAYMENT BY PROMISSORY NOTE. No promissory note shall be permitted if an exercise of the Option using a promissory note would be a violation of any law. The promissory note permitted in the Company's sole discretion by clause (iv) of Section 4.3(a) shall be a full recourse note in a form satisfactory to the Company, with principal payable no more than four years after the date the Option is exercised. Interest on the principal balance of the promissory note shall be payable in annual installments at the minimum interest rate necessary to avoid imputed interest pursuant to all applicable sections of the Code. Such recourse promissory note shall be secured by the shares of Stock acquired pursuant to the then current form of security agreement as approved by the Company. At any time the Company is subject to the regulations promulgated by the Board of Governors of the Federal Reserve System or any other governmental entity affecting the extension of credit in connection with the Company's securities, any promissory note shall comply with such applicable regulations, and the Optionee shall pay the unpaid principal and accrued interest, if any, to the extent necessary to comply with such applicable



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regulations. Except as the Company in its sole discretion shall determine, the
Optionee shall pay the unpaid principal balance of the promissory note and any accrued interest thereon upon termination of the Optionee's Service with the Participating Company Group for any reason, with or without cause.


             4.4. TAX WITHHOLDING. At the time the Option is exercised, in whole or in part, or at any time thereafter as requested by the Company, the Optionee hereby authorizes withholding from payroll and any other amounts payable to the Optionee, and otherwise agrees to make adequate provision for (including by means of a Cashless Exercise to the extent permitted by the Company), any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company, if any, which arise in connection with the Option, including, without limitation, obligations arising upon (i) the exercise, in whole or in part, of the Option, (ii) the transfer, in whole or in part, of any Stock acquired upon exercise of the Option, (iii) the operation of any law or regulation providing for the imputation of interest, or (iv) the lapsing of any restriction with respect to any Stock acquired upon exercise of the Option. The Optionee is cautioned that the Option is not exercisable unless the tax withholding obligations of the Company are satisfied. Accordingly, the Optionee may not be able to exercise the Option when desired even though the Option is vested, and the Company shall have no obligation to issue a certificate for such Stock or release such Stock from any escrow provided for herein.


             4.5. CERTIFICATE REGISTRATION. Except in the event the Exercise Price is paid by means of a Cashless Exercise, the certificate for the Stock as to which the Option is exercised shall be registered in the name of the Optionee, or, if applicable, in the names of the heirs of the Optionee.


             4.6. RESTRICTIONS ON GRANT OF THE OPTION AND ISSUANCE OF SHARES. The grant of the Option and the issuance of shares of Stock upon exercise of the Option shall be subject to compliance with all applicable requirements of federal, state or foreign law with respect to such securities. The Option may not be exercised if the issuance of shares of Stock upon exercise would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, the Option may not be exercised unless (i) a registration statement under the Securities Act shall at the time of exercise of the Option be in effect with respect to the Stock issuable upon exercise of the Option or (ii) in the opinion of legal counsel to the Company, the Stock issuable upon exercise of the Option may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. THE OPTIONEE IS CAUTIONED THAT THE OPTION MAY NOT BE EXERCISED UNLESS THE FOREGOING CONDITIONS ARE SATISFIED. ACCORDINGLY, THE OPTIONEE MAY NOT BE ABLE TO EXERCISE THE OPTION WHEN DESIRED EVEN THOUGH THE OPTION IS VESTED. Questions concerning this restriction should be directed to the Chief Financial Officer of the Company. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company's legal counsel to be necessary to the lawful issuance and sale of any Stock subject to the Option shall relieve the Company of any liability in respect of the failure to issue or sell such Stock as to which such requisite authority shall not have been obtained. As a condition to the exercise of the Option, the Company may require the Optionee to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.


             4.7. FRACTIONAL SHARES. The Company shall not be required to issue fractional shares upon the exercise of the Option.


        5. NONTRANSFERABILITY OF THE OPTION. The Option may be exercised during the lifetime of the Optionee only by the Optionee or the Optionee's guardian or legal representative and may not be assigned or transferred in any manner except by will or by the laws of descent and distribution. Following the death of the Optionee, the Option, to the extent provided in Section 7, may be exercised by the Optionee's legal representative or by any person empowered to do so under the deceased Optionee's will or under the then applicable laws of descent and distribution.



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

        6. TERMINATION OF THE OPTION. The Option shall terminate and may no longer be exercised on the first to occur of (a) the Option Expiration Date, (b) the last date for exercising the Option following termination of the Optionee's Service as described in Section 7, or (c) a Transfer of Control to the extent provided in Section 8.


        7. EFFECT OF TERMINATION OF SERVICE.


             7.1. OPTION EXERCISABILITY.


                    (a) DISABILITY. If the Optionee's Service with the Company is terminated because of the Disability of the Optionee, the Option, to the extent unexercised and exercisable on the date on which the Optionee's Service terminated, may be exercised by the Optionee (or the Optionee's guardian or legal representative) at any time prior to the expiration of 12 months after the date on which the Optionee's Service terminated, but in any event no later than the Option Expiration Date.


                    (b) DEATH. If the Optionee's Service with the Company is terminated because of the death of the Optionee, the Option, to the extent unexercised and exercisable on the date on which the Optionee's Service terminated, may be exercised by the Optionee's legal representative or other person who acquired the right to exercise the Option by reason of the Optionee's death at any time prior to the expiration of 12 months after the date on which the Optionee's Service terminated, but in any event no later than the Option Expiration Date. The Optionee's Service shall be deemed to have terminated on account of death if the Optionee dies within three months after the Optionee's termination of Service.


                    (c) OTHER TERMINATION OF SERVICE. If the Optionee's Service with the Participating Company Group terminates for any reason, except Disability or death, the Option, to the extent unexercised and exercisable by the Optionee on the date on which the Optionee's Service terminated, may be exercised by the Optionee within three months (or such other longer period of time as determined by the Administrator, in its sole discretion) after the date on which the Optionee's Service terminated, but in any event no later than the Option Expiration Date.


             7.2. ADDITIONAL LIMITATION ON OPTION EXERCISE. Except as the Company and the Optionee otherwise agree, exercise of the Option pursuant to
Section 7.1 following termination of the Optionee's Service may not be made by delivery of a promissory note as provided in Section 4.3(a).


             7.3. EXTENSION IF EXERCISE PREVENTED BY LAW. Notwithstanding the foregoing, if the exercise of the Option within the applicable time periods set forth in Section 7.1 is prevented by the provisions of Section 4.6, the Option shall remain exercisable until three months after the date the Optionee is notified by the Company that the Option is exercisable, but in any event no later than the Option Expiration Date. The Company makes no representation as to the tax consequences of any such delayed exercise. The Optionee should consult with the Optionee's own tax advisor as to the tax consequences to the Optionee of any such delayed exercise.


             7.4. EXTENSION IF OPTIONEE SUBJECT TO SECTION 16(b). Notwithstanding the foregoing, if a sale within the applicable time periods set forth in Section 7.1 of Stock acquired upon the exercise of the Option would subject the Optionee to suit under Section 16(b) of the Exchange Act, the Option shall remain exercisable until the earliest to occur of (i) the 10th day following the date on which a sale of such Stock by the Optionee would no longer be subject to such suit, (ii) the 190th day after the Optionee's termination of Service, or (iii) the Option Expiration Date. The Company makes no representation as to the tax consequences of any such delayed exercise. The Optionee should consult with the Optionee's own tax advisor as to the tax consequences to the Optionee of any such delayed exercise.



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

        8. TRANSFER OF CONTROL.


             8.1. DEFINITIONS.


                    (a) An "OWNERSHIP CHANGE EVENT" shall be deemed to have occurred if any of the following occurs with respect to the Company:


                         (i) the direct or indirect sale or exchange in a single
or series of related transactions by the stockholders of the Company of more than 50% of the voting stock of the Company;


                         (ii) a merger or consolidation in which the Company is
a party;


                         (iii) the sale, exchange, or transfer of all or
substantially all of the assets of the Company; or


                         (iv) a liquidation or dissolution of the Company.


                    (b) A "TRANSFER OF CONTROL" shall mean an Ownership Change Event or a series of related Ownership Change Events (collectively, the "TRANSACTION") wherein the stockholders of the Company immediately before the Transaction do not retain immediately after the Transaction, in substantially the same proportions as their ownership of shares of the Company's voting stock immediately before the Transaction, direct or indirect beneficial ownership of more than 50% of the total combined voting power of the outstanding voting stock of the Company or the corporation or corporations to which the assets of the Company were transferred (the "TRANSFEREE CORPORATION(S)"), as the case may be. For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting stock of one or more corporations which, as a result of the Transaction, own the Company or the Transferee Corporation(s), as the case may be, either directly or through one or more subsidiary corporations. The Administrator shall have the right to determine whether multiple sales or exchanges of the voting stock of the Company or multiple Ownership Change Events are related, and its determination shall be final, binding and conclusive.


             8.2. EFFECT OF TRANSFER OF CONTROL ON OPTION. In the event of a Transfer of Control, the surviving, continuing, successor, or purchasing corporation or parent corporation thereof, as the case may be (the "ACQUIRING CORPORATION"), may either assume the Company's rights and obligations under the Option or substitute for the Option a substantially equivalent option for the Acquiring Corporation's stock. For purposes of this Section 8.2, the Option shall be deemed assumed if, following the Transfer of Control, the Option confers the right to purchase in accordance with its terms and conditions, for each share of Stock subject to the Option immediately prior to the Transfer of Control, the consideration (whether stock, cash or other securities or property) to which a holder of a share of Stock on the effective date of the Transfer of Control was entitled. The Option shall terminate and cease to be outstanding effective as of the date of the Transfer of Control to the extent that the Option is neither assumed or substituted for by the Acquiring Corporation in connection with the Transfer of Control nor exercised as of the date of the Transfer of Control. Notwithstanding the foregoing, Stock acquired upon exercise of the Option prior to the Transfer of Control and any consideration received pursuant to the Transfer of Control with respect to such Stock shall continue to be subject to all applicable provisions of this Option Agreement except as otherwise provided herein. Furthermore, notwithstanding the foregoing, if the corporation the stock of which is subject to the Option immediately prior to an Ownership Change Event described in Section 8.1(a)(i) constituting a Transfer of Control is the surviving or continuing corporation and immediately after such Ownership Change Event less than 50% of the total combined voting power of its voting stock is held by another corporation or by other corporations that are members of an affiliated group within the meaning of Section 1504(a) of the Code without regard to the provisions of Section 1504(b) of the Code, the Option shall not terminate unless the Administrator otherwise provides in its sole discretion.


             8.3. TERMINATION FOLLOWING A TRANSFER OF CONTROL. In the event that, within 12 months following a Transfer of Control, there should occur, without the Optionee's consent, a material lessening of his duties and responsibilities as an employee or a material reduction in his title from the rate in effect as of the date of grant and, if, following such material lessening of duties or responsibilities or a material reduction in his title, the Optionee



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shall, by providing written notice to the Company, voluntarily terminate his employment by the Company, then, (i) unless the Option became exercisable as to all of the Stock covered thereby prior to such Transfer of Control, such Option shall become exercisable as to 50% of the unvested Shares covered thereby (or such stock, cash or other securities or property covered thereby pursuant to
Section 8.2 above) immediately upon the giving of such notice, notwithstanding anything to the contrary in Section 7.1 above, provided, however, that in no event may the Option be exercised after the Option Expiration Date.


        9. ADJUSTMENTS FOR CHANGES IN CAPITAL STRUCTURE. In the event of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification, or similar change in the capital structure of the Company, appropriate adjustments shall be made in the number, Exercise Price and class of shares of stock subject to the Option. If a majority of the shares which are of the same class as the Stock that is subject to the Option are exchanged for, converted into, or otherwise become (whether or not pursuant to an Ownership Change Event) shares of another corporation (the "NEW SHARES"), the Administrator may unilaterally amend the Option to provide that the Option is exercisable for New Shares. In the event of any such amendment, the Number of Option Shares and the Exercise Price shall be adjusted in a fair and equitable manner, as determined by the Administrator, in its sole discretion. Notwithstanding the foregoing, any fractional share resulting from an adjustment pursuant to this Section 9 shall be rounded up or down to the nearest whole number, as determined by the Administrator, and in no event may the Exercise Price be decreased to an amount less than the par value, if any, of the stock subject to the Option. The adjustments determined by the Administrator pursuant to this Section 9 shall be final, binding and conclusive.


        10. RIGHTS AS A STOCKHOLDER OR EMPLOYEE. The Optionee shall have no rights as a stockholder with respect to any Stock covered by the Option until the date of the issuance of a certificate for the Stock for which the Option has been exercised (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such certificate is issued, except as provided in
Section 9. If the Optionee is an Employee, the Optionee understands and acknowledges that, except as otherwise provided in a separate, written employment agreement between a Company and the Optionee, the Optionee's employment is "at will" and is for no specified term. Nothing in this Option Agreement shall confer upon the Optionee any right to continue in the Service of a Company or interfere in any way with any right of the Company to terminate the Optionee's Service as an Employee at any time.


        11. ESCROW.


             11.1. ESTABLISHMENT OF ESCROW. To ensure that Stock securing any promissory note will be available for repurchase, the Company may require the Optionee to deposit the certificate evidencing the Stock which the Optionee purchases upon exercise of the Option with an escrow agent designated by the Company under the terms and conditions of escrow and security agreements approved by the Company. If the Company does not require such deposit as a condition of exercise of the Option, the Company reserves the right at any time to require the Optionee to so deposit the certificate in escrow. Upon the occurrence of an Ownership Change Event or a change, as described in Section 8, in the character or amount of any of the outstanding stock of the corporation the stock of which is subject to the provisions of this Option Agreement, any and all new, substituted or additional securities or other property to which the Optionee is entitled by reason of the Optionee's ownership of shares of Stock acquired upon exercise of the Option that remain, following such Ownership Change Event or change described in Section 8, subject to any security interest held by the Company shall be immediately subject to the escrow to the same extent as such shares of Stock immediately before such event. The Company shall bear the expenses of the escrow.


             11.2. DELIVERY OF SHARES TO OPTIONEE. As soon as practicable after full repayment of any promissory note secured by the Stock or other property in escrow, but not more frequently than twice each calendar year, the escrow agent shall deliver to the Optionee the Stock and any other property no longer subject to such restriction and no longer securing any promissory note.


        12. STOCK DISTRIBUTIONS SUBJECT TO OPTION AGREEMENT. If, from time to time, there is any stock dividend, stock split or other change, as described in
Section 9, in the character or amount of any of the outstanding



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

stock of the corporation the stock of which is subject to the provisions of this Option Agreement, then in such event any and all new, substituted or additional securities to which the Optionee is entitled by reason of the Optionee's ownership of the Stock acquired upon exercise of the Option shall be immediately subject to any security interest held by the Company with the same force and effect as the Stock subject to such security interest immediately before such event.


        13. LEGENDS. The Company may at any time place legends referencing any applicable federal, state or foreign securities law restrictions on all certificates representing Stock subject to the provisions of this Option Agreement.


        14. PUBLIC OFFERING. The Optionee hereby agrees that in the event of any underwritten public offering of equity securities made by the Company pursuant to an effective registration statement filed under the Securities Act, the Optionee shall not offer, sell, contract to sell, pledge, hypothecate, grant any option to purchase or make any short sale of, or otherwise dispose of any shares of Stock of the Company or any rights to acquire Stock of the Company for such period of time from and after the effective date of such registration statement as may be established by the underwriter for such public offering; provided, however, that such period of time shall not exceed 180 days from the effective date of the registration statement to be filed in connection with such public offering. The foregoing limitation shall not apply to shares registered in the public offering under the Securities Act.


        15. RESTRICTIONS ON TRANSFER OF STOCK. No Stock acquired upon exercise of the Option may be sold, exchanged, transferred (including, without limitation, any transfer to a nominee or agent of the Optionee), assigned, pledged, hypothecated or otherwise disposed of, including by operation of law, in any manner which violates any of the provisions of this Option Agreement, and any such attempted disposition shall be void. The Company shall not be required
(a) to transfer on its books any Stock which will have been transferred in violation of any of the provisions set forth in this Option Agreement or (b) to treat as owner of such Stock or to accord the right to vote as such owner or to pay dividends to any transferee to whom such Stock will have been so transferred.


        16. BINDING EFFECT. Subject to the restrictions on transfer set forth herein, this Option Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.


        17. TERMINATION OR AMENDMENT. The Administrator may terminate or amend the Plan or the Option at any time; provided, however, that except as provided in Section 8.2 in connection with a Transfer of Control, no such termination or amendment may adversely affect the Option or any unexercised portion hereof without the consent of the Optionee unless such termination or amendment is necessary to comply with any applicable law or government regulation. No amendment or addition to this Option Agreement shall be effective unless in writing.


        18. NOTICES. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (except to the extent that this Option Agreement provides for effectiveness only upon actual receipt of such notice) upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail, with postage and fees prepaid, addressed to the other party at the address shown below that party's signature or at such other address as such party may designate in writing from time to time to the other party.


        19. INTEGRATED AGREEMENT. This Option Agreement and the Plan constitute the entire understanding and agreement of the Optionee and the Participating Company Group with respect to the subject matter contained herein or therein, and there are no agreements, understandings, restrictions, representations, or warranties among the Optionee and the Participating Company Group with respect to such subject matter other than those as set forth or provided for herein or therein. To the extent contemplated herein or therein, the provisions of this Option Agreement shall survive any exercise of the Option and shall remain in full force and effect.



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

        20. APPLICABLE LAW. This Option Agreement shall be governed by the law of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within the State of California.

                                      IMMERSION CORPORATION

                                      By: /s/Louis Rosenberg
                                         ---------------------------------------

                                      Title: Chairman
                                            ------------------------------------

                                      Address: 801 Fox Lane
                                               San Jose, CA 95131



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

        The Optionee represents that the Optionee is familiar with the terms and provisions of this Option Agreement and hereby accepts the Option subject to all of the terms and provisions thereof. The Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under this Option Agreement. The undersigned acknowledges receipt of a copy of the Plan.

                                      OPTIONEE


Date: October 22, 2000                /s/Robert G. O'Malley
      -----------------------         ------------------------------------


                                      Optionee's Address and Phone Number:

                                      c/o Immersion Corporation
                                      801 Fox Lane, San Jose CA 95131
                                      (408) 467-1900

        Optionee's spouse indicates by the execution of this Option Agreement her consent to be bound by the terms thereof as to her interests, whether as community property or otherwise, if any, in the options granted hereunder, and in any exercised Stock.

                                      OPTIONEE'S SPOUSE


Date: October 22, 2000                /s/Barbara O'Malley
      -----------------------         ------------------------------------

                                      Spouse's Address and Phone Number:

                                      c/o Immersion Corporation
                                      801 Fox Lane, San Jose CA 95131
                                      (408) 467-1900



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